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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated January 11, 1999 in Amendment No. 1 to the Registration Statement (Form S-1) and the related Prospectus of Beyond.com Corporation for the registration of 4,000,000 shares of common stock.



     Our audits also included the financial statement schedule of Beyond.com listed in Item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                               /s/ ERNST & YOUNG LLP
                                      ------------------------------------------

San Jose, California

March 22, 1999